UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 18, 2017

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On July 21, 2017, the Registrant announced that after completing a comprehensive review of its manufacturing network, the Registrant will be ceasing operations and closing its manufacturing and distribution facilities in Huntsville, Alabama (the “2017 U.S. Generic Pharmaceuticals restructuring initiative”). The closure of the facilities is expected to take place over the next 12 to 18 months. The Registrant’s Board of Directors approved the 2017 U.S. Generic Pharmaceuticals restructuring initiative on July 18, 2017. The Huntsville locations have been impacted by declining volumes of commoditized products and these restructuring actions are intended to better match manufacturing capacity to projected future demand.
As a result of the 2017 U.S. Generic Pharmaceuticals restructuring initiative, the Registrant's workforce is expected to be reduced by approximately 875 positions, including approximately 35 open positions, and the Registrant expects to incur total pre-tax restructuring-related expenses of approximately $325 million, including total estimated cash outlays of approximately $60 million, substantially all of which will be paid by the end of 2018. The estimated restructuring charges consist of accelerated depreciation charges of approximately $165 million, asset impairment charges related to identifiable intangible assets and certain property, plant and equipment of approximately $90 million, charges to increase excess inventory reserves of approximately $10 million, employee separation, retention and other benefit-related costs of approximately $40 million and certain other charges of approximately $20 million. The Registrant expects to realize approximately $55 million to $65 million in annual net run rate pre-tax cost savings by the fourth quarter of 2018.
Any charges associated with the 2017 U.S. Generic Pharmaceuticals restructuring initiative will be included in the U.S. Generic Pharmaceuticals segment. Associated impairment charges, charges to increase excess inventory reserves and certain other charges will be recorded during the second quarter of 2017 and reported in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, expected to be filed no later than August 9, 2017. Employee separation, retention and certain other employee benefit-related costs will be expensed ratably over the requisite service period. Other costs that will be incurred including, but not limited to, contract termination fees and product technology transfer costs, will be expensed as incurred.
The estimated expenses, charges, costs and savings noted above are subject to a number of assumptions. Actual results may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Cautionary Note Regarding Forward-Looking Statements” in the copy of the press release included as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein.
Item 2.06. Material Impairments.
The information required by this Item 2.06 is included under Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

No.	Description
99.1	Press Release of Endo International plc dated July 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: July 21, 2017

INDEX TO EXHIBITS

No.	Description
99.1	Press Release of Endo International plc dated July 21, 2017.